Filed with the Securities and Exchange Commission on March 16, 2005
Securities Act Registration No. 333-114438

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________________

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1
TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________

WHITE ELECTRONIC DESIGNS CORPORATION

(Exact Name of registrant as specified in its Charter)

Indiana	3674	35-0905052
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code No.	(IRS Employer I.D. Number)

3601 E. University Drive
Phoenix, Arizona 85034
(602) 437-1520
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Hamid R. Shokrgozar, Chairman, President and Chief Executive Officer
White Electronic Designs Corporation
3601 E. University Drive
Phoenix, Arizona 85034
(602) 437-1520
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies of all communications to:
Samuel C. Cowley, Esq.
Kandace W. Richardson, Esq.
Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona 85004-2202
(602) 382-6000

DEREGISTRATION

The purpose of this post-effective amendment no. 1 on Form S-1 to Form S-3 registration statement no. 333-114438 of White Electronic Designs Corporation, an Indiana corporation (the “Company”), is to deregister all of the Company’s shares of common stock that were registered under Form S-3 registration statement no. 333-114438, as filed with the Commission on April 13, 2004 (the “Registration Statement”), but not sold under the Registration Statement by January 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on March 10, 2005.

WHITE ELECTRONIC DESIGNS CORPORATION
By:	/s/ Hamid R. Shokrgozar
Hamid R. Shokrgozar
Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hamid R. Shokrgozar Hamid R. Shokrgozar	Chairman of the Board of Directors, President and Chief Executive Officer	March 10, 2005
/s/ Roger A. Derse Roger A. Derse	Vice-President, Chief Financial Officer (Principal Financial Officer), Secretary and Treasurer	March 10, 2005
*	Director	March 10, 2005
Jack A. Henry
*	Director	March 10, 2005
Paul D. Quadros
*	Director	March 10, 2005
Thomas M. Reahard
*	Director	March 10, 2005
Thomas J. Toy
*	Vice Chairman of the Board of Directors	March 10, 2005
Edward A. White

* By:	/s/ Hamid R. Shokrgozar
Hamid R. Shokrgozar
Attorney-in-fact

II-1